Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen Minnesota Municipal Bond Fund
Nuveen Minnesota Intermediate Municipal Bond Fund
Nuveen Nebraska Municipal Bond Fund
Nuveen Oregon Intermediate Municipal Bond Fund

Each a series of Nuveen Investment Funds, Inc.

811-05309



The rights of the holders of each class of the above-referenced series in Nuveen Investment Funds, Inc. (the
 Registrant ) are described in the By-Laws. The amended By-Laws were filed as exhibit 99.B to Form
485BPOS filing on February 10, 2014, Accession No.
0001193125-14-042264 and such Exhibit is
incorporated by reference for this Sub-Item 77Q1(d).